Exhibit 4.16

THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

REGISTERED                                                            REGISTERED

                           AMERUS LIFE HOLDINGS, INC.

                         6.95% NOTE DUE June 15,  2005

                                                              CUSIP   030732AA9

No. R-1                                                        US$125,000,000.00


           AMERUS LIFE HOLDINGS, INC., a corporation duly organized and existing under the laws of Iowa (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Twenty-Five Million Dollars ($125,000,000.00) on June 15, 2005, and to pay interest thereon from June 16, 1998 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

            Interest will be payable semi-annually on June 15 and December 15 of each year (each an "Interest Payment Date") at the rate of 6.95% per annum, commencing December 15, 1998 (except as provided below) until the principal hereof becomes due and payable and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 6.95% per annum on any overdue principal and any installment of interest. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of their having been such Holder and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          If any Interest Payment Date(s) or the date of Maturity falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and, so long as such payment is made on such next succeeding Business Day, no interest will accrue on such payment for the period from and after such Interest Payment Date or the date of Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

          While this Note is represented by one or more global notes registered in the name of the Depository or its nominee, the Company will cause payments of principal of, premium, if any, and interest on this Note to be made to the Depository or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depository or its nominee, and
otherwise in accordance with such agreements, regulations and procedures.   THIS
NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to herein, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

             This Note is one of a duly authorized issue of securities of the Company (the "Securities") issued under an Indenture, dated as of June 16, 1998, as amended or supplemented from time to time (the "Indenture"), between the Company and First Union National Bank, as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the Securities designated on the face hereof limited in aggregate principal amount to $125,000,000.00.

             The Notes of this series contain the following additional covenants and definitions:

                  Limitations upon Liens. (a) The Company will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a Lien upon any Principal Property of the Company or any Restricted Subsidiary or on any shares of capital stock of any Restricted Subsidiary (whether such Principal Property or shares of capital stock are now owned or hereafter acquired) without in any such case making or causing to be made effective a provision (and the Company covenants that in any such case it shall make or cause to be made effective such provision) whereby the Notes, will be secured equally and ratably with, or prior to, such indebtedness or guarantee; it being understood that in such event the Company may also so secure any other such indebtedness of the Company or such Restricted Subsidiary entitled thereto, subject to any applicable priority of payment.

          (b) The provisions of paragraph (a) shall not, however, apply to any indebtedness secured by any one or more of the following:

                  (i) Liens on property or assets (including shares of stock or other equity interests) of any Subsidiary existing at the time such Subsidiary becomes a Restricted Subsidiary;

                  (ii) Liens on property or assets (including shares of stock or other equity interests) existing at the time of acquisition of such property or assets (including shares of stock or other equity interests) by the Company or a Restricted Subsidiary, or Liens on property or assets (including shares of stock or other equity interests) which secure the payment of all or any part of the purchase price of such property or assets (including shares of stock or other equity interests) (such purchase price including any indebtedness assumed or repaid in connection with such purchase) upon the acquisition of such property or assets (including shares of stock or other equity interests) by the Company or a Restricted Subsidiary, or Liens on property or assets (including shares of stock or other equity interests) which secure any such indebtedness incurred or guaranteed by the Company or a Restricted Subsidiary incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of such property or assets (including shares of stock or other equity interests) or the construction of such property or assets (including improvements to existing property or assets) which indebtedness is incurred or guaranteed within 180 days after the latest of the acquisition or completion of such construction (including any improvements on an existing property or assets) or commencement of operation of such property or assets and which shall not exceed 100% of such purchase price;

                  (iii) Liens securing indebtedness of a Restricted Subsidiary owing to the Company or to a wholly owned Restricted Subsidiary;

                (iv) Liens on property or assets (including shares of stock or other equity interests) of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties or assets (including shares of stock or other equity interests) of a corporation or other Person as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary;

                  (v) Liens on property or assets (including shares of stock or other equity interests) of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property or assets (including shares of stock or other equity interests) subject to such Liens within 180 days after the latest of the acquisition, completion of construction or commencement of operation of such property or assets (including shares of stock or other equity interests), PROVIDED that (a) the principal amount of any indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost and (b) such Lien does not extend to or cover any property or assets (including shares of stock or other equity interests) other than the specific item of property or assets (including shares of stock or other equity interests)(or portion thereof) acquired, constructed or constituting the improvements made with the proceeds of such Indebtedness and the proceeds thereof;

               (vi) Liens imposed by or in favor of any governmental authority for taxes, assessments or other charges which are not yet due or which are being contested in good faith and by appropriate proceedings and for which adequate reserves with respect thereto shall have been established on the books of the Company or any of its Restricted Subsidiaries as required in accordance with SAP or GAAP, as the case may be;

                  (vii) (A) Pledges or deposits to secure the Company's or any Restricted Subsidiary's obligations under worker's compensation laws, unemployment insurance laws or similar legislation and (B) materialmen's, mechanics', carriers', repairmen's or other like Liens, or deposits to obtain the release of such Liens, in an aggregate amount not exceeding $250,000 at any one time and outstanding no longer than 30 days; in each case, however, only to the extent arising and continuing in the ordinary course of business;

               (viii) Easements, rights-of-way, restrictions and other similar encumbrances affecting real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company;

                  (ix) Landlord's Liens for rental not yet due and payable;

                  (x) Liens which secure statutory obligations of the Company or any Person controlling the Company which are required by the Iowa Commissioner of Insurance pursuant to Section 521A.14 of the Iowa Code or otherwise;

               (xi) Liens upon any property or assets (including shares of stock or other equity interests) of the Company and its Restricted Subsidiaries securing indebtedness under the Credit Agreement in a principal amount not exceeding the principal amount outstanding or committed under the Credit Agreement;

               (xii) Liens on property or assets (including shares of stock or other equity interests) of the Company or any Restricted Subsidiary outstanding as of the date of the Indenture;

               (xiii) Liens on proceeds of any property or assets (including shares of stock or other equity interests) subject to Lien as permitted by this paragraph (b);

               (xiv) Liens on property or assets (including shares of stock or other equity interests) used to defease indebtedness not in violation of
     Article IV of the Indenture; or

               (xv) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Liens referred to in the foregoing clauses (i) through (xiv), inclusive; PROVIDED, HOWEVER, that the principal amount of such indebtedness secured thereby shall not exceed the principal amount of such indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property or assets (including shares of stock or other equity interests) which secured the Lien so extended, renewed or replaced (plus improvements and construction on such property or assets (including shares of stock or other equity interests).

          (c) Notwithstanding the foregoing provisions of paragraph (b), the Company and any one or more Restricted Subsidiaries may without securing any of the Notes issue, assume or guarantee indebtedness secured by any Lien which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other indebtedness of the Company and its Restricted Subsidiaries issued, assumed or guaranteed under the provisions of this paragraph (c) (not including indebtedness permitted to be secured under clauses
(i) through (xv) of paragraph (b) hereof, does not at the time exceed 10% of Consolidated Net Tangible Assets.

             Limitation on the Disposition of Stock of Restricted
SubsidiariesLimitation on the Disposition of Stock of Restricted Subsidiaries.

          Except in a transaction governed by Article VII of the Indenture, the Company will not issue, sell, convey, lease, transfer or otherwise dispose of any shares of, securities convertible or exchangeable into or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind, except as required by law or in the event of non-payment of dividends) of any Restricted Subsidiary, nor will it permit any Restricted Subsidiary to issue (other than to the Company) any shares (other than directors' qualifying shares) of, or securities convertible or exchangeable into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind, except as required by law or in the event of non-payment of dividends) of any Restricted Subsidiary if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Company would own, directly or indirectly, less than 80% of the capital stock of any of the Restricted Subsidiaries (other than preferred stock having no voting rights of any kind, except as required by law or in the event of non-payment of dividends); PROVIDED, HOWEVER, that (i) any issuance, sale, conveyance, lease, transfer or other disposition permitted by the foregoing may only be made for at least fair market value, as determined by the Board of Directors pursuant to a Board Resolution adopted in good faith, and
(ii) the foregoing shall not prohibit any such issuance, sale, conveyance, lease, transfer or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority, including, without limitation, any order of the Insurance Commissioner of the State of Iowa pursuant to Section 521A.14 of the Iowa Code or any successor provision. Notwithstanding the foregoing, the Company may (x) merge or consolidate any of the Restricted Subsidiaries into or with another direct, wholly-owned Subsidiary of the Company and (y) subject to the provisions of
Article VII of the Indenture, sell, convey, lease, transfer or otherwise dispose of the entire capital stock of any Restricted Subsidiary at one time for at least a fair market value consideration, as determined by the Board of Directors pursuant to a Board Resolution adopted in good faith.

Definitions:

             "Applicable Insurance Regulatory Authority" means the Iowa Commissioner of Insurance.

             "Board Resolution" means a copy of a resolution of the Board of Directors, certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

             "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and prepared in accordance with GAAP.

          "Credit Agreement" means the Revolving Credit and Term Loan Agreement, dated as of October 23, 1997, by and among the Company, the signatory banks thereto and The Chase Manhattan Bank, as administrative agent, as amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, repaid, renewed, extended or succeeded (regardless of any gaps in time), whether with the same or different agents and lenders, on one or more occasions; PROVIDED, HOWEVER, that in the event that the Credit Agreement is amended, modified, supplemented or restated, or refunded, refinanced, restructured, repaid, renewed, extended, renewal, replaced or succeeded after the date of the Indenture, the Credit Agreement and such amendment, modification, supplement, restatement, refunding, refinancing, restructuring, repayment, extension, replacement or succeeding agreement will not be a "Credit Agreement" for the purposes of this definition if the amount outstanding or committed thereunder at any time exceeds in the aggregate a principal amount of $150 million.

             "Lien" means any mortgage, deed of trust, pledge, lien, security interest or other encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to give a lien or to file a financing statement as a debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Restricted Subsidiary under a lease which is not in the nature of a conditional sale or title retention agreement).

             "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

             "Principal Property" means all land, buildings, machinery and equipment, and leasehold interests and improvements in respect of the foregoing, which would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, excluding all such tangible property located outside the United States of America and excluding any such property which, in the opinion of the Board of Directors set forth in a Board Resolution, is not material to the Company and its consolidated Subsidiaries taken as a whole.

             "Restricted Subsidiary" means a Subsidiary which is a regulated insurance company principally engaged in one or more of the life, annuity, property and casualty insurance businesses; PROVIDED that no such Subsidiary shall be a Restricted Subsidiary if (i) (a) the total assets of such Subsidiary are less than 10% of the total assets of the Company and its consolidated Subsidiaries (including such Subsidiary), in each case as set forth on the most recent fiscal year-end balance sheets of such Subsidiary and the Company and its consolidated Subsidiaries, respectively, and computed in accordance with GAAP, and (b) the total revenues of such Subsidiary are less than 10% of the total revenues of the Company and its consolidated Subsidiaries (including such Subsidiary), in each case as set forth on the most recent fiscal year-end income statements of such Subsidiary and the Company and its consolidated Subsidiaries, respectively, and computed in accordance with GAAP or (ii) the Subsidiary is an Unrestricted Subsidiary.

             "SAP" means statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority, applied on a consistent basis.

          "Subsidiary" means, with respect to any Person, (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof; or (iii) any other Person which is otherwise controlled by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

          "Unrestricted Subsidiary" means (i) a Subsidiary of the Company which becomes a Subsidiary after the date of the Indenture which has been designated as an "Unrestricted Subsidiary" for purposes of the Indenture by the Board of Directors, as evidenced by a Board Resolution, and at least 20% of whose common stock is held by one or more persons (other than the Company and its Affiliates) which acquired such common stock in a bona fide transaction or series of transactions for fair value or (ii) in the judgment of the Board of Directors, as evidenced by a Board Resolution, such Subsidiary is not material to the financial condition of the Company and its consolidated Subsidiaries taken as a whole.

             If any Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

             The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive, with respect to the Securities of such series, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

             Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, places and rates, herein prescribed.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default upon compliance by the Company with certain conditions specified therein, which provisions apply to this Note.

          The Notes of this series are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Notes of this series are exchangeable for Notes of this series of like aggregate principal amount of a different authorized denomination, as requested by the Holder surrendering the same.

             As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which will initially be the Trustee at its principal corporate trust office located in Charlotte, North Carolina) duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series with like terms and conditions, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          This Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

          This Note is in Global form as provided in the Indenture. If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Note or defaults in the performance of its duties as Depository or if at any time the Depository for this series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Note. If a successor Depository for this Note is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Order for the authentication and delivery of certificates representing Securities of this series in exchange for this Security will authenticate and deliver, certificates representing securities of this series of like tenor and terms in an aggregate principal amount equal to the principal amount of this Note in exchange for this Note.

          If specified by the Company pursuant to the Indenture with respect to this Note, the Depository may surrender this Note in exchange in whole or in part for certificates representing Securities of this series of like tenor and terms in definitive form on such terms as are acceptable to the Company and the Depository. Thereupon the Company shall execute, and the trustee or its agent shall authenticate and deliver, without a service charge, (1) to each Holder specified by the Security Registrar or the Depository a certificate or certificates representing Securities of this series of like tenor and terms and of any authorized denomination as requested by such person in an aggregate principal amount equal to and in exchange for such Holder's beneficial interest as specified by the security Registrar or the Depository in this Note; and (2) to the Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Note and the aggregate principal amount of certificates representing Notes delivered to Holders thereof.

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

             Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

             The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

             All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein; and all references in the Indenture to "Security" or "Securities" will be deemed to include this Note.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Date: -----------                     AMERUS LIFE HOLDINGS, INC.


                                      By:
                                           ------------------------------------

[SEAL]
                                      Attest:


                                      By:
                                           ------------------------------------

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: -----------                         FIRST UNION NATIONAL BANK
                                                     as Trustee


                                      By:
                                           -------------------------------------
                                                Authorized Officer

                                ----------------

                                 ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

             TEN COM - as tenants in common
             TEN ENT - as tenants by the entireties
             JT TEN - as joint tenants with right of survivorship and not as tenants in common

        UNIF GIFT MIN ACT - ..................Custodian................
                        (Cust)        (Minor)
                       Under Uniform Gifts to Minors Act
                       ..................................................
                            (State)
Additional abbreviations may also be used though not in the above list.

                               -------------------

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------------------

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

---------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ----------------- attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Date:
                            ------------------------
                                 Signature


NOTICE:THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

             THE SIGNATURE(S) MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" THAT IS A MEMBER OR PARTICIPANT IN A "SIGNATURE GUARANTEE PROGRAM" (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM).